Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, $0.0011 par value, of Global Eagle Entertainment Inc. and further agree that his joint filing agreement be included as an exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2018.

EMC ACQUISITION HOLDINGS LLC

By:	/s/ Tomer Yosef-Or
Name:	Tomer Yosef-Or
Title:	Authorized Person

ABRY PARTNERS VII, L.P.

By:	ABRY VII Capital Partners, L.P. Its General Partner

By:	ABRY VII Capital Investors, LLC Its General Partner

By:	/s/ Jay Grossman
Name:	Jay Grossman
Title:	Authorized Person

ABRY PARTNERS VII CO-INVESTMENT FUND, L.P.

By:	ABRY Partners VII Co-Investment GP, LLC Its General Partner

By:	ABRY VII Capital Investors, LLC Its Member

By:	/s/ Jay Grossman
Name:	Jay Grossman
Title:	Authorized Person

ABRY INVESTMENT PARTNERSHIP, L.P.

By:	ABRY Investment GP, LLC Its General Partner

By:	/s/ Jay Grossman
Name:	Jay Grossman
Title:	Authorized Person

EMC AGGREGATOR, LLC

By:	/s/ Tomer Yosef-Or
Name:	Tomer Yosef-Or
Title:	Authorized Person

/s/ Peggy Koenig
Peggy Koenig

/s/ Jay Grossman
Jay Grossman